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                                   EXHIBIT 5.1

                          [JONES, DAY, REAVIS & POGUE]

                                February 5, 1998

AutoBond Acceptance Corporation
301 Congress Avenue
Austin, Texas 78701

         Re: 1,150,000 Shares of 15% Series A Cumulative Preferred Stock
             -----------------------------------------------------------

Ladies and Gentlemen:

                  We are acting as counsel for AutoBond Acceptance Corporation (the "Company") in connection with the registration under the Securities Act of 1933 (the "Act") and the issuance and sale, of up to 1,150,000 shares of 15% Series A Cumulative Preferred Stock, $10 liquidation preference, of the Company (the "Shares") in accordance with the Underwriting Agreement (the "Underwriting Agreement") between the Company and Tejas Securities Group, Inc., as Representative of the several Underwriters to be named therein.

                  We have examined such documents, records, and matters of law as we have deemed necessary or appropriate for purposes of this opinion. Upon the basis of such examination, we are of the opinion that when the Registration Statement referred to below has become effective under the Act, a certificate of designation in substantially the form filed as an exhibit to such Registration Statement has been duly filed under the Texas Business Corporation Act, the terms of the Shares and of their issue and sale have been duly established in conformity with the articles of incorporation of the Company so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Shares have been duly issued and sold pursuant to the Underwriting Agreement as contemplated in the Registration Statement, the Shares will be duly and validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 333-41257) on Form S-1 filed by the Company to effect registration of the Shares under the Act and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,



                                        /s/Jones, Day, Reavis & Pogue


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